Exhibit (99.2)


  Written Statement of the Executive Vice President and Chief Financial Officer
                          Pursuant to 18 U.S.C. s.1350


Solely for the purposes of complying with 18 U.S.C. s.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Banta Corporation (the "Corporation"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Corporation for the year ended December 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



                                       /s/ Gerald A. Henseler
                                       -----------------------------------------
                                       Gerald A. Henseler
                                       Executive Vice President and Chief
                                        Financial Officer


                                       March 27, 2003
                                       -----------------------------------------
                                       Date